EXHIBIT 10.1
DIVERSIFIED ENERGY COMPANY
2025 EQUITY INCENTIVE PLAN
GRANT NOTICE FOR
SHORT-TERM INCENTIVE PLAN AWARD
FOR GOOD AND VALUABLE CONSIDERATION, Diversified Energy Company, a Delaware corporation (the “Company”), hereby grants to the Participant named below the target short-term incentive plan award specified below (the “Award”) as an Incentive Bonus under the Diversified Energy Company 2025 Equity Incentive Plan (the “Plan”). The Earned STIP (as defined below) represents the right to receive a cash payment, upon the terms and subject to the conditions set forth in this Grant Notice (including Exhibit B), the Plan and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan and attached hereto as Exhibit A. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Name of Participant:	[ ]
Target STIP Award:	$[ ] (the “Target STIP”)
Award Type:
The Award represents the right to receive a cash payment in an amount from 0% to [ ]% of the Target STIP. The Award shall vest and become earned and nonforfeitable upon (i) the Participant’s satisfaction of the Service Requirement (as defined below) and (ii) the Committee’s certification of the final level of achievement of the Performance Goal (as defined below). The portion of the Target STIP that becomes earned upon satisfaction of the Service Requirement and the Performance Goal is referred to herein as “Earned STIP.”

Performance Period:	[ ]
Service Requirement:	The “Service Requirement” is set forth on Exhibit B attached hereto.
Performance Goal:	The “Performance Goal” is set forth on Exhibit B attached hereto.

By accepting this Grant Notice, Participant acknowledges that Participant has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice (including Exhibit B), the Plan and the Standard Terms and Conditions.

DIVERSIFIED ENERGY COMPANY

By:
Name:
Title:
PARTICIPANT

[ ]

Signature Page to
Grant Notice for
Short-Term Incentive Plan Award

EXHIBIT A
DIVERSIFIED ENERGY COMPANY
2025 EQUITY INCENTIVE PLAN
STANDARD TERMS AND CONDITIONS FOR
SHORT-TERM INCENTIVE PLAN AWARD
These Standard Terms and Conditions apply to the short-term incentive plan award granted pursuant to the Diversified Energy Company 2025 Equity Incentive Plan (the “Plan”), which is evidenced by a Grant Notice that specifically refers to these Standard Terms and Conditions. In addition to these Standard Terms and Conditions, the short-term incentive plan award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.
1.TERMS OF AWARD
Diversified Energy Company (the “Company”) has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) a short-term incentive plan award (the “Award”) specified in the Grant Notice, which represents the right to receive a cash payment in the amount of the Earned STIP (as defined in the Grant Notice). The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.
2.VESTING AND SETTLEMENT OF AWARD
(a)The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested and earned as described in the Grant Notice with respect to the Target STIP as set forth in the Grant Notice.
(b)Except as otherwise set forth under Section 2(e) below, as soon as administratively practicable following the Determination Date (as defined in Exhibit B), but in no event later than March 15 of the calendar year following the calendar year in which the Performance Period ends, the Company shall deliver to the Participant a lump sum cash payment equal to the Earned STIP.
(c)If the Participant’s Termination of Employment is as a result of the Participant’s death or Disability, then the Pro-Rata Portion will remain outstanding and eligible to become Earned STIP based on achievement of the Performance Goals and settlement of such Earned STIP shall not be accelerated.
(d)If the Participant’s Termination of Employment is as a result of the Participant’s Qualifying Termination (as defined below), then, subject to the Participant’s execution and nonrevocation of a general release of claims in a form provided by the Company, the Pro-Rata
Exhibit A
Standard Terms and Conditions for
Short-Term Incentive Plan Award

Portion will remain outstanding and eligible to become Earned STIP based on achievement of the Performance Goals and settlement of such Earned STIP shall not be accelerated.
(e)If the Participant’s Termination of Employment is as a result of the Participant’s Retirement (as defined below) or Qualifying Termination (as defined below) during a Protection Period (as defined in the Diversified Energy Company Executive Severance Plan), then, subject to the Participant’s execution and nonrevocation of a general release of claims in a form provided by the Company, the Pro-Rata Portion will become the Earned STIP, and the Company shall deliver to the Participant such Earned STIP within 60 days after such Termination Date.
(f)Upon the Participant’s Termination of Employment for any other reason not set forth in Section 2(c), 2(d) or 2(e), any Target STIP that has not become an Earned STIP shall be forfeited and canceled as of the date of such Termination of Employment.
(g)As used in this Section 2:
(i)“Pro-Rata Portion” means (A) the Target STIP, multiplied by (B) a fraction, the numerator of which is the number of days between the start of the Performance Period and the Termination Date and the denominator of which is the number of days in the Performance Period.
(ii)“Qualifying Termination” shall have the meaning set forth in the Diversified Energy Company Executive Severance Plan.
(iii)“Retirement” means, subject to approval by the Committee and the Participant’s provision of six months’ written notice to the Board prior to such Termination of Employment, the Participant’s Termination of Employment after reach either (A) 58 years old with 10 years of service with the Company or its Subsidiaries or (B) 65 years old with five years of service with the Company or its Subsidiaries.
(iv)“Termination Date” means the date of the Participant’s Termination of Employment.
3.INCOME TAXES
To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the payment of the Earned STIP.
4.NONTRANSFERABILITY OF AWARD
The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.
5.OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

6.GENERAL
(a)Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment service at any time for any reason.
(b)In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
(c)The headings preceding the text of the sections hereof are inserted solely for convenience of reference and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. All references to “include(ing)” shall be construed as meaning “include(ing) without limitation.” References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.
(d)These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(e)These Standard Terms and Conditions shall be interpreted and construed in accordance with the laws of the State of Delaware (without regard to its choice of law provisions), unless superseded by applicable federal law.
(f)In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
(g)All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
7.CLAWBACK
The Award and any payment upon settlement of the Earned STIP will be subject to recoupment in accordance with any clawback policy adopted by the Company. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company. By accepting the Award, the Participant is agreeing to be bound by any such clawback policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion.
8.ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Award via Company web site or other electronic delivery.

EXHIBIT B
SERVICE REQUIREMENT AND
PERFORMANCE GOALS
The Award granted pursuant to the Grant Notice to which this Exhibit B is attached will be eligible to become an Earned STIP as set forth in this Exhibit B, subject to satisfaction of the Service Requirement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Grant Notice, as applicable.
Service Requirement
[ ]
Performance Goals
[ ]
Exhibit B
Service Requirement and Performance Goals